                                                                   EXHIBIT 10.33

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of August 7, 2000, by and between Applied Imaging Corp. and Applied Imaging International Limited (collectively, the "Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
     ------------------------------------
be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated September 9, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Term Loan in the original principal amount of Two Million Dollars ($2,000,000) and a Committed Revolving Line in the original principal amount of Five Hundred Thousand Dollars ($500,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
     ----------------------------------------
secured by the Collateral as described in the Loan Agreement.   Additionally,
Borrower has agreed with Bank not to mortgage, pledge, hypothecate, or otherwise encumber any of its Intellectual Property, pursuant to a Negative Pledge Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement
          ---------------------------------

          1. The following Section 6.7.1 entitled "Cash Secure Financial Covenant" is hereby incorporated to read as follows:

               Notwithstanding the terms and conditions of the foregoing, if Borrower fails to comply with any of the Financial Covenants described in Section 6.7 (iii) entitled "Liquidity Covenant/Debt Service Coverage," Borrower must pledge cash in an amount equal
                                           ----
               to or greater than the Borrower's outstanding Obligations (the "Pledged Cash") within three (3) days of any such non-compliance or an Event of Default shall have occurred. If Borrower fails to comply with any of the Financial Covenants described in Sections
               6.7 (i) entitled "Debt/Tangible Net Worth Ratio," (ii) entitled "Tangible Net Worth" or (iv) entitled "Profitability," Borrower may pledge cash in an amount equal to or greater than the
               ---
               Borrower's outstanding Obligations (the "Pledged Cash") within three (3) days of any such non-compliance and an Event of Default shall have not occurred. Notwithstanding the foregoing, such Pledged Cash shall not be construed in any way as to cure Borrower's violation of any other Event of Default under the Loan Agreement or Bank's agreement to (i) waive any other Event of Default under the Loan Agreement; or (ii) forbear from exercising its rights and remedies if an Event of Default occurs, exists or continues under the Loan Agreement in any other respect.

               Bank's security interest in the Pledged Cash shall be perfected (to Bank's satisfaction) prior to any cure of such Event of Default (to the extent such security interest may not have previously been perfected) and Borrower shall take all steps necessary to provide Bank with a first priority perfected security interest in the Pledged Cash. Bank shall allow Borrower to use the Pledged Cash at such time as Borrower is in compliance with all Financial Covenants and no other Event of Default has occurred and is continuing.

          2. The following Section 6.9 entitled "Tri-Party Agreement" is hereby incorporated into the Loan Agreement to read as follows:

               6.9 Tri-Party Agreement.

               Borrower shall deliver to Bank, as soon as available but not later than September 15, 2000, a Tri-Party Agreement, by and among Borrower, Borrower's broker in which Borrower maintains its accounts, and Bank, in form and substance acceptable to Bank.

     B.   Waiver of Financial Covenant Default(s)
          ---------------------------------------

          1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Profitability covenant as of quarter ended June 30, 2000. Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, for the period ending September 30, 2000, Borrower shall be in compliance with this covenant.

               Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     ------------------
wherever necessary to reflect the changes described above.

5.   PAYMENT OF LOAN FEE.  Borrower shall pay Bank a fee in the amount of Two
     -------------------
Thousand Dollars ($2,000) ("Loan Fee") plus all out-of-pocket expenses.

6.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

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

8.   CONDITIONS.  The effectiveness of this Loan Modification Agreement is
     ----------
conditioned upon payment of the Loan Fee.



     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:

APPLIED IMAGING CORP.                    SILICON VALLEY BANK

By:                                        By:
   ----------------------                     --------------------------
Name:                                      Name:
     --------------------                       ------------------------
Title:                                     Title:
      -------------------                        -----------------------

APPLIED IMAGING INTERNATIONAL LIMITED

By:
   ----------------------
Name:
     --------------------
Title:
      -------------------


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

                              SILICON VALLEY BANK


                       PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:        Applied Imaging, Inc.
                 Applied Imaging International Ltd.

LOAN OFFICER:    Ed Wohlleb

DATE:            June 22, 2000


                 Loan Fee                  $2,000.00
                 Documentation Fee            700.00


                 TOTAL FEE DUE             $2,700.00
                 -------------             =========

Please indicate the method of payment:

   [_]  A check for the total amount is attached.

   [X]  Debit DDA # 3300120647 for the total amount.
                   ----------


----------------------------------
Borrower                   (Date)


----------------------------------
Borrower                   (Date)


----------------------------------
Silicon Valley Bank        (Date)
Account Officer's Signature

                              TRI-PARTY AGREEMENT
                              -------------------


  This Tri-Party Agreement ("Agreement") is entered into as of ____________, among _____________("Pledgor"), Silicon Valley Bank ("Bank"), and ______________
("Broker").

                                    RECITALS
                                    --------

  A. Applied Imaging Corp. and Applied Imaging International Limited (collectively, the "Borrower") has obtained credit from Bank in the original
principal amount of  $2,500,000  ( "Loan").   As security for repayment of the
Loan and for all indebtedness owing by Borrower to Bank, Pledgor has granted to Bank a security interest in Account No. ___________ (including all securities therein and together with all cash and dividends, substitutions, replacements, and proceeds therefrom) (collectively, the "Account") held and managed by Broker.

  B. Pledgor has requested, and Bank has agreed, to allow the pledged collateral to remain in the Account pursuant to the terms of this Agreement.

  Accordingly, the parties agree as follows:

                                   AGREEMENT
                                   ---------

  1.  Accounts Statements to Bank.  Broker shall send copies of monthly Account
      ---------------------------
statements to Bank to the address shown at the end of this Agreement. Additionally, Broker shall notify Bank in writing of any adverse changes in the Account, within 3 days after such adverse change.

  2.  No Prior Assignment.  Broker warrants to Bank that (a) Broker previously
      -------------------
has not been notified of any other assignment or interest in the Account and (b) Broker has no knowledge of any assignment or other interest in the Account.

  3.  Broker as Bailee.  Until released by Bank in writing, Broker will hold the
      ----------------
Account for Bank as bailee and third-party pledgeholder for the purpose of perfection of Bank's security interest in the Account. Should any securities in the Account at any time become certificated, Broker shall also hold such certificate as a third-party pledgeholder (and bailee) for Bank, and shall promptly deliver the certificates to Bank upon Bank's demand.

  4.  No Release or Exchange.  Broker will not permit any release, exchange,
      ----------------------
transfer, or redemption whatsoever of any securities in the Account, to Pledgor, Borrower, or any third party, except upon Bank's prior written instructions.

  5.  No Distributions.  Until instructed by Bank in writing, Broker shall make
      ----------------
no distributions or other payments on the Account to Pledgor.

  6.  Delivery to Bank.  Upon Bank's written demand, Broker shall promptly pay
      ----------------
over directly to Bank at the address set forth below, without offset or deduction of any kind for any obligations or indebtedness of Borrower or Pledgor to Broker or any related entities (other than for Broker's customary redemption fees), an amount equal to the amount demanded by Bank (which amount shall not exceed the total amount of the Account).

  7.  Successors and Assigns.   This Agreement binds and is for the benefit of
      ----------------------
the successors and permitted assigns of each party. Pledgor may not assign this Agreement or any rights under it without Bank's prior written consent.

  8.  Authorization of Broker.  The person executing on behalf of Broker is duly
      -----------------------
authorized to execute this Agreement on behalf of Broker, and to bind Broker to perform under the terms of this Agreement.

  9.  Subordination.  Broker hereby subordinates any security interests, liens
      -------------
and rights of offset Broker may now or hereafter have against the Account for any indebtedness now or hereafter owing to Broker by the Pledgor to the security interest of Lender; provided that Broker will continue to have a first perfected security interest in the Account with respect to any charges incurred in connection with the operation of the Account, including, but not limited to fees, commissions and any costs related to unsettled securities transaction.

  10.  Attorneys' Fees.  The prevailing party in any action to enforce this
       ---------------
Agreement shall be entitled to reasonable attorneys' fees, court costs, and costs of enforcing a judgement.

  11.  Governing Law.  This Agreement shall be governed by the laws of the
       -------------
[State of California], except to the extent that Bank has greater rights or remedies under Federal law, in which case such choice of California law shall not be deemed to deprive Bank of such rights and remedies which may be available
under Federal law.   Bank, Broker and Borrower waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Bank or Borrower against the other.

  This Tri-Party Agreement is executed as of the date first written above.

BANK:

SILICON VALLEY BANK                      Address:

By:                                      3003 Tasman Drive
   ---------------------                 Santa Clara, CA 95054
Name:
     -------------------
Title:
      ------------------

PLEDGOR:                                 Address:

APPLIED IMAGING CORP.

By:
   ---------------------
Name:
     -------------------
Title:
      ------------------


APPLIED IMAGING INTERNATIONAL LIMITED

By:
   ---------------------
Name:
     -------------------
Title:
      ------------------


BROKER:

                                         Address:

By:
    --------------------                 --------------------
Name:
     -------------------                 --------------------
Title:
      ------------------                 --------------------



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